February 16, 2006

Agreement between:

FIC USA Financial Services Ltd and FIC USA Investment Ltd

herein referred to as "FIC" and Amherst Enterprises Ltd., representing Jordan Goodman. herein referred to as "Jordan"

A. Jordan's Responsibilities

1. Jordan's overall responsibilities shall include but not be limited to:
   - marketing FIC USA and FIC USA Financial Services.
   - overseeing the business development and profitability of FIC USA Financial Services.
   - developing and, at times, delivering FIC USA financial-education programming.
   - participating in strategic management meetings in person and via phone and email.

2. Jordan's marketing responsibilities shall include but not be limited to:
   - serving as Vice President of Corporate Development for FIC USA.
   - negotiating new marketing venues and marketing networks for FIC USA and FIC FS.
   - promoting FIC USA and/or FIC USA FS at Millionaire Mind Intensive follow-up events, either with another officer of FIC USA or solo.
   - promoting FIC USA and/or FIC USA FS at other events, either with another officer of FIC or solo, as required by FIC USA or initiated by Jordan on behalf of FIC.
   - promoting FIC USA and FIC USA FS on TV and radio programs.
   - promoting memberships to FIC USA on Jordan's website moneyanswers.com.

3. Jordan's responsibilities regarding the development and profitability of FIC USA Financial Services shall include but not be limited to:
   - serving as President of FIC USA Financial Services
   - identifying vendors who can provide financial services valuable to FIC USA members and profitable to FIC USA FS.
   - negotiating contractual agreement with the vendors to whom FIC USA members will be referred for financial services (including when possible white-label product and service offerings under FIC brand label, with all such contracts sent to the central office at Ste. 314-2906 W. Broadway, Vancouver, BC).
   - managing the ongoing relationships with the vendors of financial services.
   - formulating and overseeing ongoing internal marketing campaigns of FIC USA Financial Services to FIC USA members in order to stimulate ongoing sales of such services.
   - overseeing the training and quality of customer service rendered by FIC USA FS.
   - overseeing the preparation of budgets and business plans for FIC USA FS.

4. Jordan's other responsibilities shall include:
   - attending management strategic planning meetings, usually four per year and held in Vancouver.
   - joining, if asked, the FIC Dealflow Committee which oversees investment opportunities upon behalf of the FIC.
   - running 12 monthly teleclasses starting March 2006. Each month he will teach one aspect of financial planning. Each call shall last approximately one hour.
   - participating in and sometimes hosting FIC USA Teleclub Meetings which start in March 2006. Each call will last 1-2 hours.

B. Jordan's Compensation

1.Jordan's compensation for marketing on behalf of FIC USA shall be 10% of gross revenue sales of all FIC USA memberships less promoter fees which result from his efforts in which Jordan presents or is onsite to

present. This applies to membership sales for FIC USA resulting from all events at which he presents, whether alone or in coordination with others, and all other membership sales generated by Jordan's media, internet and other activities. For example, if an FIC USA membership sells for $1000, then Jordan receives $100. However, if membership is sold for $1000 and then FIC USA has to pay a promoter fee of $500, Jordan receives 10% of $500 =$50.

The only exception to this is Millionaire School, in which case Jordan will split the 10% commission on new membership revenue on a 50%/50% basis with Mike Lathigee for the events at which both present. For example, if 100 memberships were sold at a Millionaire School at which both Jordan and Mike presented, the gross revenue would be $100,000 (100 X $1000). The promoter's fee would be 50%, or $50,000. Jordan and Mike would split the 10% commission ($5,000) on the remaining $50,000, for a total of $2500 apiece.

2. Jordan also shall receive a commission of 10% of the gross proceeds on referral commissions to FIC USA Financial Services, whether the commissions are derived from sales to FIC USA or FIC Canada members. For example, if the club receives a $1250 gross commission on a product referral for a mortgage then Jordan will receive a commission of $125. This commission is at an industry maximum and will be reviewed at the termination of this agreement to ensure fairness to Jordan and FIC.

3. Jordan's compensation for developing and overseeing FIC USA Financial Services also shall include 25% profit-sharing from a total profit-sharing pool of 100%. The profit-sharing pool for FIC Financial Services shall be broken down as follows: Jordan 25%, Mike 15%, Earle 10%, FIC USA 50%. In the event of termination of this contract Jordan shall receive the profit share he has earned to date within 90 days of termination. Jordan shall also have the right to draw advances on his profit share.

4. Jordan shall also receive "exer-sale" options in FIC USA at market value at a rate of 1.5% of all offerings of FIC USA stock commencing February 16, 2006 and continuing until termination of this contract. In the event of termination of this agreement, Jordan must exercise his options within 90 days of termination. During the term of this agreement, the exercise period of these options is anytime within 5 years of their issuance and all options are vested upon issuance.

C. FIC USA Responsibilities (in addition to those referred to in previous sections)

1. FIC shall incorporate FIC Financial Services Ltd immediately.

2. FIC USA shall, upon receipt, pay 15% of gross revenue sale of all FIC USA memberships, less promoter fees, whether generated by Jordan or not, into FIC USA Financial Services. For example, if membership sells for $1000, then FIC USA pays FIC USA Financial Services $150. However, if membership sells for $1000, and then FIC USA has to pay a promoter fee of $500, FIC USA would pay FIC USA Financial Services 15% of $500 =$75.

3. FIC USA shall provide timely compensation, and substantiating reports, to Jordan for all fees described in Section B of this agreement, including:

a. a monthly check for 10% of gross sales, less promoter fees, for all memberships in FIC USA and FIC Canada which result from Jordan's efforts in the preceding month, as described in Section B.1 of this agreement.

b. monthly checks for 10% of all referral fees earned by FIC USA Financial Services in the preceding month, as described in Section B.2 of this agreement.

c. monthly statements of the FIC USA Financial Services Profit-Sharing Pool concerning income earned in the preceding month from sale of new FIC USA memberships and Financial Services products and services, plus a running tally of the Profit-Sharing Pool accrued to date for that year.

d. an annual check for 25% of the profit-sharing pool for FIC USA Financial Services, as described in Section B.3 of this agreement, less any advance draws made by Jordan during the year.

e. a quarterly statement of Jordan's share of all FIC USA stock offerings commencing February 16, 2006 plus a running tally of the value of all options which Jordan has earned to date.

3. FIC USA shall cooperate fully with all reasonable efforts by FIC USA Financial Services to market its financial services to FIC USA members, and will provide adequate staff to do so.

4. FIC USA Investment shall fully disclose its agreements and the agreements of FIC USA Financial Services in the FIC USA Investment Ltd Prospectus filing.

5. FIC USA and FIC USA Financial Services shall reimburse in full all expenses which Jordan incurs while carrying out the responsibilities outlined in this agreement and all other responsibilities which the respective corporations require him to undertake.

6.FIC USA shall be responsible for all costs for membership enrollment meetings. FIC USA Financial Services will be responsible only for direct costs of its operations and not for any overhead incurred by FIC USA.

7. FIC USA shall sell Jordan's books on the FIC website and link fulfillment operations to Jordan's website at www.moneyanswers.com.

OTHER

This contract shall be in effect for one year from its execution. The contract is renewable one year at a time at the discretion of both parties thereafter. This contract can be terminated with 30 days notice from either Jordan or an authorized officer of FIC which for purposes of this contract includes Earle Pasquill or Mike Lathigee only.

Agreed:

FIC

Jordan Goodman, President of Amherst Enterprises Ltd.